                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           _________________________


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                                 JULY 10, 1998
                                Date of Report
                       (Date of earliest event reported)

                               VISIO CORPORATION
               (Exact Name of Registrant as Specified in Charter)

       WASHINGTON                   0-26772                    91-1448389
     (State or Other         (Commission File No.)           (IRS Employer
      Jurisdiction                                        Identification No.)
    of Incorporation)

          520 PIKE STREET, SUITE 1800, SEATTLE, WASHINGTON 98101-4001 (Address of principal executive offices, including Zip Code)

                                 (206) 521-4500
              (Registrant's telephone number, including area code)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On July 10, 1998, Visio Corporation ("Visio") acquired all the outstanding capital stock of Kaspia Systems, Inc., a Delaware corporation ("Kaspia"), pursuant to an Agreement and Plan of Merger dated as of July 10, 1998 (the "Merger Agreement"), by and among Visio, Kaspia, VMS-1, Inc., a Delaware corporation and wholly-owned subsidiary of Visio ("Merger Sub"), and certain stockholders of Kaspia. In accordance with the terms of the Merger Agreement, Merger Sub merged with and into Kaspia, with Kaspia as the surviving corporation (the "Merger").

     Kaspia, established in 1995 and based in Beaverton, Oregon, has provided fully automated enterprise network discovery, physical inventory, device auditing, trending and reporting software to the network monitoring, remote monitoring outsourcing and Internet service provider (ISP) markets. Currently available as an add-on product to Visio Professional, Kaspia's Blueprint product employs an Enterprise Discovery Engine that operates at the LAN and enterprise level to automatically reveal both the physical and logical topological layouts of a network and how the components of the network are connected. Kaspia Network Audit Technology (KNAT) product automatically discovers what devices are connected to a given network to measure how that network is performing and offers the ability to track frame relay performance, allowing for a more detailed and accurate picture of a network. Visio intends to incorporate the Kaspia autodiscovery technology into a future product offering, code-named "Venice," which is expected to ship before the end of 1998.

     Pursuant to the Merger Agreement, Visio agreed to issue an aggregate of 482,994 shares (the "Visio Common Shares") of common stock, par value $.01 per share, of Visio (the "Visio Common Stock"), in exchange for all the outstanding shares of common stock, par value $.001 per share, of Kaspia (the "Kaspia Common Stock") (including outstanding options to acquire Kaspia Common Stock) and all the outstanding shares of Series B Preferred Stock, par value $.001 per share, of Kaspia (the "Kaspia Series B Stock"). The number of Visio Common Shares issued pursuant to the Merger was determined based on the average of the average daily prices for Visio Common Stock as reported by the Nasdaq National Market for the five consecutive trading days immediately preceding the closing date of the Merger.

     At the effective time of the Merger (the "Effective Time"), each issued and outstanding share of Kaspia Common Stock converted into the right to receive approximately .0301688 Visio Common Shares and each issued and outstanding share of Kaspia Series B Stock converted into the right to receive approximately
 .0730987 Visio Common Shares (the "Merger Consideration"). In addition, each option to purchase shares of Kaspia Common Stock that was outstanding at the Effective Time

Form 8-K                                                                  PAGE 1
was assumed by Visio and will be treated as an option to purchase a number of Visio Common Shares equal to the product of the conversion ratio for the Kaspia Common Stock (.0301688) and the number of shares of Kaspia Common Stock subject to such option.

     The Kaspia transaction will be accounted for as a pooling of interests and is expected to be slightly dilutive to earnings in the quarters ending Sept. 30, 1998, and Dec. 31, 1998. Visio will record a one-time charge of approximately $1.2 million for acquisition-related costs in the September quarter.

     Pursuant to the Merger Agreement, the Kaspia stockholders have agreed to indemnify and hold Visio and the surviving corporation harmless for, among other things, any losses that may be suffered by Visio or the surviving corporation arising out of or in connection with any inaccuracies in the representations and warranties made by Kaspia in the Merger Agreement and related documents or any failure by Kaspia to perform its obligations under the Merger Agreement and related agreements. Shares representing 10% of the Merger Consideration (the "Escrowed Shares") have been deposited with an escrow agent to secure such indemnification obligations. Any Escrowed Shares returned to Visio to satisfy the Kaspia stockholders indemnification obligations will be treated, to the extent permitted by law, by the Kaspia stockholders and by Visio as an adjustment to the Merger Consideration.

     Pursuant to an Investor Rights Agreement dated as of July 10, 1998 (the "Investor Rights Agreement"), by and between Visio and the stockholders of Kaspia, Visio agreed to promptly prepare and file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, covering the resale of the Visio Common Shares issued in the Merger and to use its best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable thereafter.

     The Merger Agreement and the Investor Rights Agreement (together, the "Agreements") are filed as exhibits to this report and are incorporated herein by reference. The descriptions of the Agreements herein do not purport to be complete and are qualified in their entirety by the provisions of the Agreements.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  Exhibits
          --------

Form 8-K                                                                  PAGE 2

     2.1 Agreement and Plan of Merger dated as of July 10, 1998, by and among Visio Corporation, VMS-1, Inc., Kaspia Systems, Inc. and certain stockholders of Kaspia Systems, Inc.

     4.2  Investor Rights Agreement dated as of July 10, 1998, by and between
          Visio Corporation and the stockholders of Kaspia Systems, Inc. named therein.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              VISIO CORPORATION

Dated:  July 22, 1998                   By /s/ Jeremy A. Jaech
                                           -------------------------------------
                                           Jeremy A. Jaech
                                           President and Chief Executive Officer

Form 8-K                                                                  PAGE 3
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                                 EXHIBIT INDEX

Exhibit Number                          Description
--------------     -----------------------------------------------------
     2.1           Agreement and Plan of Merger dated as of July 10,
                   1998, by and among Visio Corporation, VMS-1, Inc.,
                   Kaspia Systems, Inc. and certain stockholders of
                   Kaspia Systems, Inc.

     4.2 Investor Rights Agreement dated as of July 10, 1998, by and between Visio Corporation and the stockholders of Kaspia Systems, Inc. named therein.

Form 8-K                                                                  PAGE 4